Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (this "Amendment") is made and entered into as of October 28, 2010 by and between COVENANT GROUP OF CHINA INC., a Nevada corporation (the "Maker"), and WALSTON DUPONT GLOBAL ADVISORS LLC, a Delaware limited liability company (the "Payee" and, collectively with Maker, the “Parties”).

BACKGROUND

A.           On June 10, 2010, Maker and Payee executed a Promissory Note, whereby Maker promised to repay the principal sum of $130,000 in connection with a Bridge Loan Agreement entered into by the Parties of even date (the "Original Note").

B.           Maker and Payee now desire to amend the Original Note as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Original Note.

2. The second paragraph of the Original Note reading, “The entire principal balance will be payable in full three (3) months from the date of this Note[,]” is hereby amended to read in its entirety as follows:

“The entire principal balance will be payable in full four (4) months from October 28, 2010.”

3. Except as expressly modified in this Amendment, all of the remaining terms and conditions of the Original Note shall continue in full force and effect and are hereby ratified and confirmed.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first written above.

COVENANT GROUP OF CHINA INC.

By:         /s/ Justin D. Csik
Justin D. Csik, CFO and General Counsel

WALSTON DUPONT GLOBAL ADVISORS LLC

By:         /s/ James Wilent
James Wilent, President